Exhibit 10.1

AMENDMENT NO. 1

TO THE

MOBILE MINI, INC. AMENDED AND RESTATED EQUITY INCENTIVE PLAN

WHEREAS, Section 16.1 of the Mobile Mini, Inc. Amended and Restated Equity Incentive Plan (the “Plan”) authorizes the Compensation Committee of the Board of Directors of Mobile Mini, Inc., a Delaware corporation (the “Company”), to amend the Plan at any time; and

WHEREAS, the Committee now finds it desirable and in the best interests of the Company to amend the Plan to impose a one year minimum vesting period on all awards and clarify the Plan’s prohibition on repricing awards without shareholder approval.

NOW, THEREFORE, the Plan is amended, effective as of March 11, 2016, as follows:

1. Section 3.4 is amended and restated to read as follows:

3.4 Authority to Reprice. Except as provided in Section 4.2, the Company may not, without obtaining shareholder approval: (a) amend or modify the terms of any outstanding Option or SAR to reduce the exercise price of such outstanding Option or SAR; (b) cancel, exchange or permit or accept the surrender of any outstanding Option or SAR in exchange for an Option or SAR with an exercise price that is less than the exercise price of the original Option or SAR; or (c) cancel, exchange or permit or accept the surrender of any outstanding Option or SAR in exchange for any other Award, cash or other securities for purposes of repricing such Option or SAR.

2. A new Section 4.3 is added as follows:

4.3 Minimum Vesting. Except with respect to five percent (5%) of the maximum aggregate number of shares of Stock that may be issued under the Plan, as provided in Section 4.1, no Award shall vest earlier than one year following the date of grant of such Award; provided, however, that such limitation shall not preclude the acceleration of vesting of such Award upon the death, disability, involuntary termination of service of the Participant or in connection with a Change of Control, as determined by the Committee in its discretion.

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized officers this 11th day of March, 2016.

ATTEST:		MOBILE MINI, INC.

By:	/s/ Shirley Pullen	By:	/s/ Christopher J. Miner
	Shirley Pullen		Christopher J. Miner
	Assistant Secretary		Secretary